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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (hereinafter the "Agreement") is entered into as of the 6th day of July, 1999 ("Effective Date"), by and between American Axle & Manufacturing Holdings, Inc. ("Company") and Robin J. Adams (hereinafter the "Executive").

                                   BACKGROUND

     WHEREAS, the Company desires to employ Executive, and Executive is willing to accept employment with the Company, upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and with the intention of being legally bound hereby, the parties hereby agree as follows:

1.  EMPLOYMENT.

The Company hereby employs Executive, and Executive hereby accepts such employment during the Employment Term as defined below and on the terms and subject to the conditions hereinafter set forth.

2.  MANAGEMENT DUTIES.

During the Employment Term, Executive shall serve as the Company's Executive Vice President - Finance and Chief Financial Officer, reporting to the Company's Chairman, CEO & President.

3.  EXTENT OF SERVICES.

During the Employment Term, Executive shall devote substantially his full time and attention and give his best efforts, skills, and professional abilities to the management and operations of the Company and its business and in carrying out the duties of the position set forth in the previous section.

4.  COMPENSATION AND BENEFITS.

(a) During the Employment Term, Executive shall receive as compensation for his services such salary, benefits, and other compensation as are set forth in this Agreement and Exhibit A hereto, which cash compensation shall be payable in regular installments in accordance with Company's usual payroll practices.

(b) During the Employment Term, Executive shall be entitled to participate in all employee benefit plans made available by the Company in its discretion generally to all other employees of the Company from time to time.

(c) Executive shall be entitled to a vacation during each year of the Agreement, and such holidays established by the Company from time to time.

(d) All payments made to Executive or his estate which are made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws, including without limitation any federal, state, and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

5.  EXPENSE REIMBURSEMENTS.

During the Employment Term, the Company shall promptly reimburse Executive for all reasonable and itemized out-of-pocket expenses incurred by Executive in the ordinary course of the Company's business, provided such expenses are incurred, reported, and approved in accordance with the Company's established written policies and procedures for Company employees generally or such written policies and procedures applicable to senior executives of the Company, if the same shall exist.



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6.   TERM.

The period of Executive's employment under this Agreement (the "Employment Term") shall commence on the Effective Date and, unless sooner terminated pursuant to Section 10 of this Agreement, shall continue until the close of business on the day immediately preceding the third anniversary of the Effective Date.

7.   REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS OF EXECUTIVE.

(a) Executive represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement, or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement, or understanding containing terms and provisions similar in any manner to those contained herein, and that the execution and delivery of this Agreement and the performance by Executive of his duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or policy to which Executive is a party or otherwise bound.

(b) Executive recognizes and acknowledges that (i) in the course of Executive's employment by the Company it will be necessary for Executive to acquire information which could include, in whole or in part, information concerning the Company's or any parent's, subsidiary's, or affiliate's experimental and development plans, trade secrets, secret procedures, information relating to ideas, improvements, inventions, manufacturing processes, customers, software, computer programs, disclosures, processes, systems, formulas, composition, patents, patent applications, machinery, materials research activities and plans, customers or vendors and prospective customers, the Company's or any parent's, subsidiary's, or affiliate's product costs, the Company's or any parent's, subsidiary's, or affiliate's prices, profits, and volume of sales, and future business plans, and other confidential or proprietary information belonging to the Company or any parent, subsidiary, or affiliate or relating to the Company's or any parent's, subsidiary's, or affiliate's affairs, even if such information has been disclosed to one or more third parties pursuant to licensing or customer agreements or other agreements entered into by the Company or any of its affiliates (collectively, such information is referred to herein as the "Confidential Information"); (ii) the Confidential Information is the property of the Company and/or any parent, subsidiary, or affiliate, as the case may be; (iii) the use, misappropriation or disclosure of the Confidential Information would cause irreparable injury to the Company; and (iv) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive's own advantage or the advantage of others (except as may be necessary for the performance of Executive's duties hereunder or as may otherwise be provided for herein). The term "Confidential Information" shall not include information which is or becomes generally available to the public other than as a result of a disclosure by Executive in violation of this Agreement.

(c) Executive further recognizes and acknowledges that his duties at the Company may include the preparation of materials, including written or graphic materials, and that any such materials conceived or written by him shall be done as "work made for hire" as defined and used in the Copyright Act of 1976, 17 U.S.C. Section 1 et seq. In the event of publication of such materials, Executive acknowledges that since the work is "work made for hire," the Company will solely retain and own all rights in such materials, including right of copyright and any associated goodwill.

8.   EXECUTIVE'S COVENANTS AND AGREEMENTS.

(a) During the Employment Term, Executive shall not engage in any other business, profession, or occupation for compensation or otherwise which would conflict with the rendition of such services, either directly or indirectly, without the prior written consent of the Company.

(b) Executive agrees to hold and safeguard the Confidential Information in trust for the Company and any parent, subsidiary, or affiliate, and its and their successors and assigns and agrees that he shall not, without the prior written consent of the Company, disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or thereafter, any of the Confidential Information, whether or not developed by Executive, except as required in the performance of Executive's duties to the

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Company. The foregoing notwithstanding, the Company acknowledges that Executive may be required by applicable law or regulation or requested in connection with any judicial, administrative, or governmental proceeding to disclose or otherwise make available some or all of the Confidential Information. In any such event, Executive shall treat such requirement or request consistent with his position as Executive Vice President - Finance and Chief Financial Officer or, if such requirement or request is learned by Executive following the Employment Term, Executive shall provide the Company with written notice of such requirement or request as soon as practicable after learning of same, shall furnish only that portion of the Confidential Information which Executive is advised by his counsel is legally required, and shall reasonably cooperate with the Company in the event the Company seeks a protective order for such disclosure.

(c) Executive shall disclose promptly to the Company any and all Company Inventions (as defined below) authorized, conceived, or made by Executive during the period of Executive's employment by the Company and related to the business or activities of the Company, and hereby assigns and agrees to assign all of his right, title, and interest, together with any and all associated goodwill, world-wide in all Company Inventions and in all intellectual property rights based upon Company Inventions to the Company. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments, or other instruments which the Company shall deem reasonably necessary to apply for and obtain letters patent, mask works, trademarks, service marks, or copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein or to evidence the assignments thereof to the Company. Such obligations shall continue beyond the termination of Executive's employment with the Company, regardless of the reason for such termination, with respect to Company Inventions authored, conceived, or made by Executive during the period of Executive's employment by the Company, and shall be binding upon Executive's assigns, executors, administrators, and other legal representatives. The Company shall be responsible for the preparation of any such instruments, documents, papers, and the like and for the prosecution of any proceedings and shall promptly reimburse Executive for all reasonable expenses incurred by him in compliance with this Section. In the event that the Company is unable for any reason to secure Executive's signature to any lawful and necessary document required to apply for or execute any patent, mask work, trademark, service mark, copyright, or other applications with respect to any Company Inventions (including but not limited to any renewals, extensions, continuations, divisions, or continuations in part thereof), Executive hereby irrevocably appoints the Company and its duly authorized officers and agents as his agents and attorneys in fact to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, mask works, trademarks, service marks, copyrights, or other rights relating to such Company Inventions with the same legal force and effect as if executed by Executive.

(d) As used in this Agreement: (i) "Inventions" means any new or useful art, discovery, contribution, finding, and improvement thereof or know-how related thereto, whether patentable or not, including but not limited to contributions, concepts, ideas, developments, discoveries, processes, formulas, methods, composition, techniques, articles, machines, designs, programs or software, and mask works; and (ii) "Company Inventions" means all Inventions conceived or made by Executive, alone or with others, which (1) relate or may relate in any manner to the Business or its research and development, (2) were conceived or made, in whole or in part, on the Company's time or with any of the Company's or any parent's, subsidiary's, or affiliate's equipment, supplies, facilities or Confidential Information of the Company or any parent, subsidiary, or affiliate, or (3) result from tasks assigned to Executive by the Company.

(e) Upon the termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals, price lists, customer lists, potential customer contact lists, Company vehicles, access cards, confidential directories, documents containing, summarizing, or otherwise reflecting non-public financial or other information, and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Company Inventions or Confidential Information.

(f) Executive acknowledges and agrees that the remedies of Company and/or any parent, subsidiary, or affiliate at law for a breach or threatened breach of any of the provisions of sections 7, 8, and 11 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach,

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in addition to any remedies at law, the Company, and any parent, subsidiary, or affiliate, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available.

9.   WAIVER OF BREACH.

The waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any other or subsequent breach by Executive of such or any other provision. No delay or omission by the Company or Executive in exercising any right, remedy, or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy, or power may be exercised by the Company or Executive from time to time and as often as may be deemed expedient or necessary by the Company or Executive in its or his sole discretion.

10.  TERMINATION.

(a) Notwithstanding the Employment Term set forth in Section 6 hereof, this Agreement shall terminate upon the earliest to occur of the following:

     (i)       the close of business on the last day of the Employment Term;

     (ii)      the Executive's death;

     (iii) delivery of a written notice by either party to terminate Executive's employment hereunder because of Executive's Disability (as defined below); or

     (iv) delivery by the Company to Executive of a written notice of the Company's election to terminate Executive's employment hereunder for Cause (as defined below).

(b)  For purposes of this Agreement:

     (i) "Executive's Disability" shall have the same meaning as such term is used in such Company provided benefit plan(s) in which Executive is a plan participant at the time of such claimed Executive Disability, provided such plan(s) which is/are designed to provide benefits to Executive in the event of a disability as defined therein. In the absence of such plan(s) or in the event of any ambiguity of definition, "Disability" shall mean that Executive is unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twelve (12) month period to substantially perform Executive's duties as defined herein. Any question as to the existence of the Disability of Executive as to which Executive and Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and Company. If Executive and Company cannot agree upon a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive by such three physicians shall be final and conclusive for all purposes of this Agreement.

     (ii)      "Cause" shall mean any of the following:

               (1) any breach by Executive of the terms of this Agreement, including violation of any Company policy(ies), as the same may be altered, amended, instituted, or adopted from time to time, which shall not have been cured within ten (10) business days following a written demand for performance from the Company's board of directors or its designee which identifies the manner in which the Executive is alleged to have breached this Agreement;

               (2) Executive's commission of any act of dishonesty in rendering services hereunder, including without limitation falsification of records, expense accounts, and other reports;



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               (3)       Executive's willful malfeasance, nonfeasance, or
               willful misconduct in connection with his duties hereunder or any act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its parent corporations, affiliates, or subsidiaries;

               (4) Executive's conviction of a felony or other crime involving moral turpitude, fraud, embezzlement, or theft, including without limitation any felony under the laws of the United States of America, Canada, or Mexico, or any state or province thereof; or

               (5) drunkenness or other substance abuse while rendering services hereunder or that impairs Executive's ability to perform his duties hereunder or renders Executive unfit to serve as an Executive of the Company in the capacity contemplated hereby.

     (iii) Any termination of employment by the Company or by Executive which is required by written notice shall be communicated in accordance with section 12 hereof.

(c) Following any termination of Executive's employment hereunder, all obligations of the Company under this Agreement (other than any obligations with respect to the payment of accrued and unpaid salary, accrued and unpaid vacation, and expense reimbursement under Section 5 hereof through the date of Executive's termination of Employment hereunder) shall terminate.

11.  NON-COMPETE; NON-SOLICITATION.

(a) Executive agrees that during the Employment Term and for eighteen (18) months thereafter, Executive will not directly or indirectly do any of the following:

     (i) engage (whether as principal, agent, officer, director, employee, consultant, partner, shareholder, individual proprietor, or otherwise, whether alone or in association with any other person or entity) in any business, enterprise, endeavor, or activity (other than the Company) which
     (i) manufactures or markets products or services which are similar to or compete with those produced or sold by Company or any parent, subsidiary, or affiliate of Company, including without limitation any businesses or endeavor which the Company or any parent, subsidiary, or affiliate have specific plans to conduct in the future and as to which Executive is aware of such planning, or (ii) is in competition with or substantially similar to the business conducted by Company or any parent, subsidiary, or affiliate of Company prior to the date hereof;

     (ii) solicit, divert, or take away, or attempt to solicit, divert or take away the trade of, or trade with, any customer, client, account, or supplier, or prospective customer, client, account or supplier of Company or any parent, subsidiary, or affiliate thereof, for any purpose other than for the benefit of the Company;

     (iii) recruit, solicit, or induce or attempt to recruit, solicit, or induce, any employee of the Company or any parent, subsidiary, or affiliate thereof, to leave his employment for any reason whatsoever, nor offer or provide employment, either on a full time or part time or consulting basis, to any person who then currently is, or who within one year prior thereto had been, employed by the Company or any parent, subsidiary, or affiliate thereof;

     (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any parent, subsidiary, or affiliate and its/their customers, suppliers, and/or joint venture partners;

     (v) interfere with employment relationships between Company or any parent, subsidiary, or affiliate and its/their employees, agents, or consultants.

Should any provision of this Section be adjudged to any extent invalid by any competent tribunal or court, such provision shall be deemed modified to the extent necessary to make it enforceable. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this section 11 to be fair and reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or



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any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.

(b) The provisions of this section 11 shall not be construed to prohibit the ownership by Executive of up to 3% of any class of securities of any corporation that has a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

12.  NOTICES.

All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:

     To the Executive:     Robin J. Adams

                           ------------------------------------
                           ------------------------------------

       To Company:         Vice President - Human Resources
                           American Axle & Manufacturing, Inc.
                           1840 Holbrook Avenue
                           Detroit, Michigan  48212-3488

         copy to:          General Counsel
                           American Axle & Manufacturing, Inc.
                           1840 Holbrook Avenue
                           Detroit, Michigan  48212-3488

or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third business day after the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

13.       SEVERABILITY.

If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

14.       GOVERNING LAW.

The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of Michigan, U.S.A., without giving effect to the conflicts of laws provisions thereof.

15.       BINDING EFFECT AND ASSIGNABILITY.

The rights and obligations of the parties under this Agreement shall inure to the benefit of, shall be binding upon, and shall be enforceable by, their respective heirs, successors, assigns, personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. Executive's rights under this Agreement shall

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not, in any voluntary or involuntary manner, be assigned or assignable and may not be pledged or hypothecated without the prior written consent of the Company.

16.       COUNTERPARTS;  SECTION HEADINGS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. The section headings of this Agreement are for convenience of reference only.

17.       SURVIVAL.

Except as expressly provided herein, notwithstanding the termination or expiration of this Agreement or Executive's employment hereunder for any reason, Sections 7(b), 7(c), 8, 11, 14, 15, and 17 hereof shall survive any such expiration or termination.

18.      ENTIRE AGREEMENT.

This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified or amended by a written agreement executed by the both the Executive and the Company, provided execution by the Company.

19.      AGREEMENT TO CONTROL.

In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other agreement, plan, or arrangement to which Executive is a party, or which apply to or benefit the Executive, the terms of this Agreement shall control.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the date first written above.

EXECUTIVE:                          COMPANY:

                                    AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.


/s/ Robin J. Adams                  By:     /s/ Allan R. Monich
---------------------------                 --------------------------------
Robin J. Adams                      Name:   Allan R. Monich
                                            --------------------------------
                                    Title:  Vice President - Human Resources
                                            --------------------------------




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                                   Exhibit A
                              Compensation Package
                              --------------------


Position:                        Executive Vice President - Finance and Chief
                                 Financial Officer ("CFO") of American Axle &
                                 Manufacturing Holdings, Inc.

Base Salary:                     $225,000.00(1)

Incentive Compensation (Bonus):  Eligibility for annual bonus consistent with
                                 American Axle & Manufacturing, Inc., Incentive Compensation (Bonus) Plan, as the same is adopted or amended from time to time (2)

Stock Option Plan:               Inclusion in the American Axle & Manufacturing
                                 Holdings, Inc. 1999 Stock Incentive Plan to purchase 100,000 shares at market price on date of grant to be earned out over 3 years -- 1/3 each year (currently under development) (3)

Vacation Eligibility:            Four (4) weeks

Company Vehicle:                 In accordance with the corporate vehicle
                                 program for American Axle & Manufacturing,
                                 Inc., as the same may be amended from time to time

Other:                           Relocation package

--------------------------------------------------------------------------------

(1) Eligible for annual merit increase consideration in accordance with corporate policies and practice.
(2)  Based on overall performance of American Axle & Manufacturing, Inc.
(3)  Subject to approval of AAM Board of Directors.